    As filed with the Securities and Exchange Commission on October 28, 1997


                                                      Registration No. 333-29893
================================================================================
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                             ---------------------

                                AMENDMENT NO. 5

                                       TO
                                    FORM S-1

            REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
                             ---------------------
                            GROUP 1 AUTOMOTIVE, INC.
                (Name of Registrant as specified in its charter)

            DELAWARE                           5511                          76-0506313
  (State or other jurisdiction     (Primary Standard Industrial           (I.R.S. Employer
      of incorporation or          Classification Code Number)          Identification No.)
          organization)

                            950 ECHO LANE, SUITE 350
                              HOUSTON, TEXAS 77024
                                 (713) 467-6268
              (Address, including zip code, and telephone number,
       including area code, of Registrant's principal executive offices)

                            B. B. HOLLINGSWORTH, JR.
                            950 ECHO LANE, SUITE 350
                              HOUSTON, TEXAS 77024
                                 (713)467-6268
           (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)

                                   Copies to:

                 JOHN S. WATSON                                PATRICIA A. CERUZZI
             VINSON & ELKINS L.L.P.                            SULLIVAN & CROMWELL
         1001 FANNIN STREET, 36TH FLOOR                          125 BROAD STREET
              HOUSTON, TEXAS 77002                           NEW YORK, NEW YORK 10004
                 (713) 758-2222                                   (212) 558-4000

                             ---------------------
     APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: As soon as practicable after this Registration Statement becomes effective.

     If any of the securities registered on this Form are being offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. [ ]

     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

     THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE SECURITIES AND EXCHANGE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.
================================================================================

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 13. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

     The expenses of the Offering are estimated to be as follows:

Securities and Exchange Commission registration fee.........  $   20,073
NASD filing fee.............................................       7,124
New York Stock Exchange listing fee.........................     120,000
Legal fees and expenses.....................................   1,100,000
Accounting fees and expenses................................   2,850,000
Printing expenses...........................................     600,000
Transfer Agent fees.........................................       2,500
Miscellaneous...............................................     299,403
                                                              ----------
          Total.............................................  $5,000,000
                                                              ==========

ITEM 14. INDEMNIFICATION OF DIRECTORS AND OFFICERS

     Article Sixth, Part II, Section I of the Company's Charter, a copy of which is filed as Exhibit 3.1, provides that directors, officers, employees and agents shall be indemnified to the fullest extent permitted by Section 145 of the DGCL.

     Section 145 of the DGCL authorizes, inter alia, a corporation to indemnify any person ("indemnitee") who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation), by reason of the fact that such person is or was an officer or director of such corporation, or is or was serving at the request of such corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise. The indemnity may include expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding, provided that he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. A Delaware corporation may indemnify past or present officers and directors of such corporation or of another corporation or other enterprise at the former corporation's request, in an action by or in the right of the corporation to procure a judgment in its favor under the same conditions, except that no indemnification is permitted without judicial approval if such person is adjudged to be liable to the corporation. Where an officer or director is successful on the merits or otherwise in defense of any action referred to above, or in defense of any claim, issue or matter therein, the corporation must indemnify him against the expenses (including attorney's fees) which he actually and reasonably incurred in connection therewith. Section 145 further provides that any indemnification shall be made by the corporation only as authorized in each specific case upon a determination by the (i) stockholders, (ii) Board of Directors by a majority vote of a quorum consisting of directors who were not parties to such action, suit or proceeding or (iii) independent counsel if a quorum of disinterested directors so directs. Section 145 provides that indemnification pursuant to its provision is not exclusive of other rights of indemnification to which a person may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise.

     Section 145 of the DGCL also empowers the Company to purchase and maintain insurance on behalf of any person who is or was an officer or director of the Company against liability asserted against or incurred by him in any such capacity, whether or not the Company would have the power to indemnify such officer or director against such liability under the provisions of Section
145. The Company intends to purchase and maintain a directors' and officers' liability policy for such purposes.

     The form of Underwriting Agreement filed as Exhibit 1.1 to this Registration Statement contains certain provisions for indemnification of directors and officers of the Company and the Underwriters against civil liabilities under the Securities Act.

ITEM 15. RECENT SALES OF UNREGISTERED SECURITIES

     On December 21, 1995, the Company sold 1,000 shares of Common Stock to Smith & Liu Management Company, a Texas partnership, of which Charles M. Smith is a partner, for $500. The Company relied on an exemption under Section 4(2) of the Securities Act in effecting this transaction.

     On July 5, 1996, the Company sold 500 shares of Common Stock to B.B. Hollingsworth, Jr. for $5,000. The Company relied on an exemption under Section 4(2) of the Securities Act in effecting this transaction.

     On June 14, 1997, the Company entered into a Stock Purchase Agreement with each of the Founding Companies and all of their respective stockholders. Under each Stock Purchase Agreement, all of the capital stock of each Founding Company will be acquired by the Company and each stockholder of the Founding Companies will receive cash and/or shares of Common Stock. An aggregate of 9,079,084 shares of Common Stock will be issued in the Acquisitions. Each Acquisition will be consummated immediately prior to the Closing of the Offering. The Company is relying on exemptions under Rule 506 and 4(2) under the Securities Act in effecting this transaction.

ITEM 16. EXHIBITS

     (a) Exhibits:

         *1.1            -- Form of Underwriting Agreement
         *2.1            -- Stock Purchase Agreement among Group 1 Automotive, Inc.,
                            Howard Pontiac-GMC, Inc. and the stockholders of Howard
                            Pontiac-GMC, Inc. dated June 14, 1997.
         *2.2            -- Stock Purchase Agreement among Group 1 Automotive, Inc.,
                            Bob Howard Motors, Inc. and the stockholders of Bob
                            Howard Motors, Inc. dated June 14, 1997.
         *2.3            -- Stock Purchase Agreement among Group 1 Automotive, Inc.,
                            Bob Howard Chevrolet, Inc. and the stockholders of Bob
                            Howard Chevrolet, Inc. dated June 14, 1997.
         *2.4            -- Stock Purchase Agreement among Group 1 Automotive, Inc.,
                            Bob Howard Automotive-H, Inc. and the stockholders of Bob
                            Howard Automotive-H, Inc. dated June 14, 1997.
         *2.5            -- Stock Purchase Agreement among Group 1 Automotive, Inc.,
                            Bob Howard Dodge, Inc. and the stockholders of Bob Howard
                            Dodge, Inc. dated June 14, 1997.
         *2.6            -- Stock Purchase Agreement among Group 1 Automotive, Inc.,
                            Southwest Toyota, Inc. and the stockholders of Southwest
                            Toyota, Inc. dated June 14, 1997.
         *2.7            -- Stock Purchase Agreement among Group 1 Automotive, Inc.,
                            SMC Luxury Cars, Inc. and the stockholders of SMC Luxury
                            Cars, Inc. dated June 14, 1997.
         *2.8            -- Stock Purchase Agreement among Group 1 Automotive, Inc.,
                            Smith, Liu & Kutz, Inc. and the stockholders of Smith,
                            Liu & Kutz, Inc. dated June 14, 1997.
         *2.9            -- Stock Purchase Agreement among Group 1 Automotive, Inc.,
                            Smith, Liu & Corbin, Inc. and the stockholders of Smith,
                            Liu & Corbin, Inc. dated June 14, 1997.
         *2.10           -- Stock Purchase Agreement among Group 1 Automotive, Inc.,
                            Round Rock Nissan, Inc. and the stockholders of Round
                            Rock Nissan, Inc. dated June 14, 1997.

         *2.11           -- Stock Purchase Agreement among Group 1 Automotive, Inc.,
                            Mike Smith Autoplaza, Inc. and the stockholders of Mike
                            Smith Autoplaza, Inc. dated June 14, 1997.
         *2.12           -- Stock Purchase Agreement among Group 1 Automotive, Inc.,
                            Courtesy Nissan, Inc. and the stockholders of Courtesy
                            Nissan, Inc. dated June 14, 1997.
         *2.13           -- Stock Purchase Agreement between Group 1 Automotive, Inc.
                            and the stockholders of Foyt Motors, Inc. dated June 14,
                            1997.
         *3.1            -- Restated Certificate of Incorporation of the Company
         *3.2            -- Certificate of Designation of Series A Junior
                            Participating Preferred Stock
         *3.3            -- Bylaws of the Company
         *4.1            -- Specimen Common Stock certificate
         *5.1            -- Opinion of Vinson & Elkins L.L.P.
        *10.1            -- Form of Employment Agreement between the Company and B.B.
                            Hollingsworth, Jr.
        *10.2            -- Form of Employment Agreement between the Company and
                            Robert E. Howard II.
        *10.3            -- Form of Employment Agreement between the Company and
                            Sterling B. McCall, Jr.
        *10.4            -- Form of Employment Agreement between the Company and
                            Charles M. Smith.
        *10.5            -- Form of Employment Agreement between the Company and John
                            T. Turner.
        *10.6            -- Form of Employment Agreement between the Company and
                            Scott L. Thompson.
        *10.7            -- 1996 Stock Incentive Plan
        *10.8            -- First Amendment to 1996 Stock Incentive Plan
        *10.9            -- Form of Related Party Lease Agreement
        *10.10           -- Rights Agreement between Group 1 Automotive, Inc. and
                            ChaseMellon Shareholder Services, L.L.C., as rights agent
                            dated October 3, 1997.
        *10.11           -- 1998 Employee Stock Purchase Plan
        *10.12           -- Form of Agreement between Toyota Motor Sales, U.S.A., and
                            Group 1 Automotive, Inc.
        *10.13           -- Form of Supplemental Agreement to General Motors
                            Corporation Dealer Sales and Service Agreement.
        *10.14           -- Approval Letter dated December 11, 1996 from Nissan Motor
                            Corporation U.S.A.
        *10.15           -- Amendment to Approval Letter from Nissan Motor
                            corporation U.S.A. dated September 29
        *10.16           -- Supplemental Terms and Conditions between Ford Motor
                            Company and Group 1 Automotive, Inc. dated September 4,
                            1997.
        *10.17           -- Toyota Dealer Agreement between Gulf States Toyota, Inc.
                            and Southwest Toyota, Inc. dated April 5, 1993.

        *10.18           -- Lexus Dealer Agreement between Toyota Motor Sales,
                            U.S.A., Inc. and SMC Luxury Cars, Inc. dated August 21,
                            1995.
        *10.19           -- Commitment Letter between Group 1 Automotive, Inc., Texas
                            Commerce Bank National Association and Chase Securities
                            Inc. dated September 22, 1997.
        *10.20           -- Letter Agreement between Mitsubishi Motor Sales of
                            America, Inc. and Group 1 Automotive, Inc. dated June 20,
                            1997.
        *10.21           -- Supplemental Agreement to Dealer Sales and Service
                            Agreement (Public Traded Company) among Foyt Motors,
                            Inc., Group 1 Automotive, Inc. and American Isuzu Motors
                            Inc.
        *10.22           -- Stock Purchase Agreement Among Howard Pontiac-GMC, Inc.,
                            Bob Howard Automotive-East, Inc. and the Stockholder of
                            Bob Howard Automotive-East, Inc. dated as of September
                            12, 1997.
        *10.23           -- Form of Employment Agreement between Group 1 Automotive,
                            Inc. and Kevin H. Whalen.
        *10.24           -- Agreement between American Honda Motor Co., Inc. and the
                            Dealership Parties dated October 23, 1997.
         10.25           -- Form of General Motors Corporation U.S.A. Sales and
                            Service Agreement.
         10.26           -- Form of Nissan Motor Corporation Sales and Service
                            Agreement.
        *11.1            -- Statement re computation of per share earnings
        *23.1            -- Consent of Arthur Andersen LLP
        *23.2            -- Consent of Vinson & Elkins L.L.P. (contained in Exhibit
                            5.1 hereto)
        *23.3            -- Consent of Willamette Management Associates, Inc.
        *24.1            -- Powers of Attorney (included on the signature page to
                            this Registration Statement)
        *27.1            -- Financial Data Schedule


---------------

 * Previously filed.


ITEM 17. UNDERTAKINGS


     Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

     The undersigned Registrant hereby undertakes to provide at the closing specified in the underwriting agreement certificates in such denominations and registered in such names as required by the underwriters to permit prompt delivery to each purchaser.

     The undersigned Registrant hereby undertakes that:

          (1) For purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of this Registration Statement in reliance upon Rule 430A and contained in a form of prospectus filed by the Registrant pursuant to Rule 424(b)(1) or
     (4) or 497(h) under the Securities Act shall be deemed to be part of this Registration Statement as of the time it was declared effective.

          (2) For purposes of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on the 28th day of October, 1997.


                                            GROUP 1 AUTOMOTIVE, INC.

                                            By /s/ B.B. HOLLINGSWORTH, JR.
                                             -----------------------------------
                                                   B.B. Hollingsworth, Jr.
                                                Chairman, President and Chief
                                                       Executive Officer


     Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities indicated on the 28th day of October, 1997.


                      SIGNATURE                                              TITLE
                      ---------                                              -----

             /s/ B.B. HOLLINGSWORTH, JR.                   Chairman, President and Chief Executive
-----------------------------------------------------      Officer and Director (Principal Executive
               B.B. Hollingsworth, Jr.                     Officer)

                /s/ SCOTT L. THOMPSON                      Senior Vice President, Chief Financial
-----------------------------------------------------      Officer and Treasurer (Chief Financial and
                  Scott L. Thompson                        Accounting Officer)

                          *                                Director
-----------------------------------------------------
                 Robert E. Howard II

                          *                                Director
-----------------------------------------------------
               Sterling B. McCall, Jr.

                          *                                Director
-----------------------------------------------------
                  Charles M. Smith

                          *                                Director
-----------------------------------------------------
                   John H. Duncan

                          *                                Director
-----------------------------------------------------
                 Bennett E. Bidwell

             *By: /s/ SCOTT L. THOMPSON
  ------------------------------------------------
                  Scott L. Thompson
                  Attorney-in-fact

                               INDEX TO EXHIBITS


        EXHIBIT
         NUMBER                                  DESCRIPTION
         ------                                  -----------
         *1.1            -- Form of Underwriting Agreement
         *2.1            -- Stock Purchase Agreement among Group 1 Automotive, Inc.,
                            Howard Pontiac-GMC, Inc. and the stockholders of Howard
                            Pontiac-GMC, Inc. dated June 14, 1997.
         *2.2            -- Stock Purchase Agreement among Group 1 Automotive, Inc.,
                            Bob Howard Motors, Inc. and the stockholders of Bob
                            Howard Motors, Inc. dated June 14, 1997.
         *2.3            -- Stock Purchase Agreement among Group 1 Automotive, Inc.,
                            Bob Howard Chevrolet, Inc. and the stockholders of Bob
                            Howard Chevrolet, Inc. dated June 14, 1997.
         *2.4            -- Stock Purchase Agreement among Group 1 Automotive, Inc.,
                            Bob Howard Automotive-H, Inc. and the stockholders of Bob
                            Howard Automotive-H, Inc. dated June 14, 1997.
         *2.5            -- Stock Purchase Agreement among Group 1 Automotive, Inc.,
                            Bob Howard Dodge, Inc. and the stockholders of Bob Howard
                            Dodge, Inc. dated June 14, 1997.
         *2.6            -- Stock Purchase Agreement among Group 1 Automotive, Inc.,
                            Southwest Toyota, Inc. and the stockholders of Southwest
                            Toyota, Inc. dated June 14, 1997.
         *2.7            -- Stock Purchase Agreement among Group 1 Automotive, Inc.,
                            SMC Luxury Cars, Inc. and the stockholders of SMC Luxury
                            Cars, Inc. dated June 14, 1997.
         *2.8            -- Stock Purchase Agreement among Group 1 Automotive, Inc.,
                            Smith, Liu & Kutz, Inc. and the stockholders of Smith,
                            Liu & Kutz, Inc. dated June 14, 1997.
         *2.9            -- Stock Purchase Agreement among Group 1 Automotive, Inc.,
                            Smith, Liu & Corbin, Inc. and the stockholders of Smith,
                            Liu & Corbin, Inc. dated June 14, 1997.
         *2.10           -- Stock Purchase Agreement among Group 1 Automotive, Inc.,
                            Round Rock Nissan, Inc. and the stockholders of Round
                            Rock Nissan, Inc. dated June 14, 1997.
         *2.11           -- Stock Purchase Agreement among Group 1 Automotive, Inc.,
                            Mike Smith Autoplaza, Inc. and the stockholders of Mike
                            Smith Autoplaza, Inc. dated June 14, 1997.
         *2.12           -- Stock Purchase Agreement among Group 1 Automotive, Inc.,
                            Courtesy Nissan, Inc. and the stockholders of Courtesy
                            Nissan, Inc. dated June 14, 1997.
         *2.13           -- Stock Purchase Agreement between Group 1 Automotive, Inc.
                            and the stockholders of Foyt Motors, Inc. dated June 14,
                            1997.
         *3.1            -- Restated Certificate of Incorporation of the Company
         *3.2            -- Certificate of Designation of Series A Junior
                            Participating Preferred Stock
         *3.3            -- Bylaws of the Company
         *4.1            -- Specimen Common Stock certificate
         *5.1            -- Opinion of Vinson & Elkins L.L.P.
        *10.1            -- Form of Employment Agreement between the Company and B.B.
                            Hollingsworth, Jr.
        *10.2            -- Form of Employment Agreement between the Company and
                            Robert E. Howard II.
        *10.3            -- Form of Employment Agreement between the Company and
                            Sterling B. McCall, Jr.
        *10.4            -- Form of Employment Agreement between the Company and
                            Charles M. Smith.

        EXHIBIT
         NUMBER                                  DESCRIPTION
         ------                                  -----------
        *10.5            -- Form of Employment Agreement between the Company and John
                            T. Turner.
        *10.6            -- Form of Employment Agreement between the Company and
                            Scott L. Thompson.
        *10.7            -- 1996 Stock Incentive Plan
        *10.8            -- First Amendment to 1996 Stock Incentive Plan
        *10.9            -- Form of Related Party Lease Agreement
        *10.10           -- Rights Agreement between Group 1 Automotive, Inc. and
                            ChaseMellon Shareholder Services, L.L.C., as rights agent
                            dated October 3, 1997.
        *10.11           -- 1998 Employee Stock Purchase Plan
        *10.12           -- Form of Agreement between Toyota Motor Sales, U.S.A., and
                            Group 1 Automotive, Inc.
        *10.13           -- Form of Supplemental Agreement to General Motors
                            Corporation Dealer Sales and Service Agreement.
        *10.14           -- Approval Letter dated December 11, 1996 from Nissan Motor
                            Corporation U.S.A.
        *10.15           -- Amendment to Approval Letter from Nissan Motor
                            corporation U.S.A. dated September 29
        *10.16           -- Supplemental Terms and Conditions between Ford Motor
                            Company and Group 1 Automotive, Inc. dated September 4,
                            1997.
        *10.17           -- Toyota Dealer Agreement between Gulf States Toyota, Inc.
                            and Southwest Toyota, Inc. dated April 5, 1993.
        *10.18           -- Lexus Dealer Agreement between Toyota Motor Sales,
                            U.S.A., Inc. and SMC Luxury Cars, Inc. dated August 21,
                            1995.
        *10.19           -- Commitment Letter between Group 1 Automotive, Inc., Texas
                            Commerce Bank National Association and Chase Securities
                            Inc. dated September 22, 1997.
        *10.20           -- Letter Agreement between Mitsubishi Motor Sales of
                            America, Inc. and Group 1 Automotive, Inc. dated June 20,
                            1997.
        *10.21           -- Supplemental Agreement to Dealer Sales and Service
                            Agreement (Public Traded Company) among Foyt Motors,
                            Inc., Group 1 Automotive, Inc. and American Isuzu Motors
                            Inc.
        *10.22           -- Stock Purchase Agreement Among Howard Pontiac-GMC, Inc.,
                            Bob Howard Automotive-East, Inc. and the Stockholder of
                            Bob Howard Automotive-East, Inc. dated as of September
                            12, 1997.
        *10.23           -- Form of Employment Agreement between Group 1 Automotive,
                            Inc. and Kevin H. Whalen.
        *10.24           -- Agreement between American Honda Motor Co., Inc. and the
                            Dealership Parties dated October 23, 1997.
         10.25           -- Form of General Motors Corporation U.S.A. Sales and
                            Service Agreement.
         10.26           -- Form of Nissan Motor Corporation Sales and Service
                            Agreement.
        *11.1            -- Statement re computation of per share earnings
        *23.1            -- Consent of Arthur Andersen LLP
        *23.2            -- Consent of Vinson & Elkins L.L.P. (contained in Exhibit
                            5.1 hereto)
        *23.3            -- Consent of Willamette Management Associates, Inc.
        *24.1            -- Powers of Attorney (included on the signature page to
                            this Registration Statement)
        *27.1            -- Financial Data Schedule


---------------


 * Previously filed.